Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the First Fiscal Quarter of 2013

First fiscal quarter of 2013 highlights include:

•	Revenue for the first quarter increased by 61% year-over-year to $35.7 million

•	Number of active enterprise clients totaled 1,076 at the end of the period

•	Bazaarvoice completed its acquisition of PowerReviews, Inc. on June 12, 2012

•	Bazaarvoice completed its follow-on offering on July 23, 2012

AUSTIN, Texas, September 6, 2012 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social software company, reported its financial results for the first fiscal quarter of 2013 ended July 31, 2012:

•	Revenue for the first quarter was $35.7 million, an increase of 61%, as compared to $22.1 million for the first quarter of 2012.

•	Adjusted EBITDA for the first quarter was a loss of $2.8 million, compared to a loss of $3.3 million for the first quarter of 2012.

•

GAAP net loss for the first quarter was $18.5 million, which included one-time expenses related to the acquisition of PowerReviews of $9.8 million of stock-based expense and $1.4 million of acquisition related expense, compared to a GAAP net loss of $5.5 million for the first quarter of 2012. Non-GAAP net loss for the first quarter was $4.1 million, compared to a non-GAAP net loss of $4.0 million for the first quarter of 2012.

•

GAAP net loss per share for the first quarter was $0.30, compared to a GAAP net loss per share for the first quarter of 2012 of $0.29. Non-GAAP net loss per share for the first quarter was $0.07, as compared to a non-GAAP net loss per share for the first quarter of 2012 of $0.09.

“The first quarter represented a strong beginning to fiscal 2013,” stated Brett Hurt, founder and CEO of Bazaarvoice. “Not only did we complete the operational integration of our acquisition of PowerReviews and execute a successful follow-on equity offering, our financial and operational results continued to demonstrate strong performance.”

First Fiscal Quarter of 2013 Financial Details

Revenue: Bazaarvoice reported revenue of $35.7 million for the first quarter, representing a year-over-year increase of 61% compared to revenue of $22.1 million for the first quarter of 2012.

Net loss: GAAP net loss for the first quarter was $18.5 million, compared to a GAAP net loss of $5.5 million for the first quarter of 2012. GAAP net loss for the first quarter of 2013 included one-time expenses related to the acquisition of PowerReviews of $9.8 million of stock-based expense and $1.4 million of acquisition related expense. Non-GAAP net loss for the first quarter was $4.1 million, as compared to a non-GAAP net loss of $4.0 million for the first quarter of 2012.

Net loss per share: GAAP net loss per share for the first quarter was $0.30 based upon weighted average shares outstanding of 62.5 million, as compared to a GAAP net loss per share of $0.29 for the first quarter of 2012 based upon weighted average shares outstanding of 18.8 million.

Non-GAAP net loss per share for the first quarter was $0.07 based upon weighted average shares outstanding of 62.5 million, as compared to a non-GAAP net loss per share of $0.09 for the first quarter of 2012 based upon weighted average shares outstanding of 46.7 million.

Adjusted EBITDA: Adjusted EBITDA for the first quarter was a loss of $2.8 million, as compared to a loss of $3.3 million for the first quarter of 2012.

Clients: The number of active enterprise clients at the end of the first quarter was 1,076, including active enterprise clients added in conjunction with the acquisition of PowerReviews, and the number of active network clients at the end of the first quarter was approximately 900. Annualized revenue per average active enterprise client for the first quarter, which included the partial period revenue and number of active enterprise clients from the mid-quarter completion of the PowerReviews acquisition, was approximately $152,900. Active enterprise client retention rate for the first quarter was approximately 97%.

In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this nomenclature change resulting from our acquisition of PowerReviews, comparisons of active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the first fiscal quarter of 2013 ended July 31, 2012. To access this call, dial (800) 289-0496 from the United States or (913) 312-0845 internationally with conference ID 5329784. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through September 20, 2012 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 5329784.

About Bazaarvoice

Bazaarvoice, a leading social software company, helps its clients capture, display and analyze online word of mouth, including consumer-generated ratings and reviews, questions and answers, stories, recommendations, photographs, videos and other content about its clients’ brands, products or services. Bazaarvoice enables its clients to place consumers at the center of their business strategies by helping consumers generate and share sentiment, preferences and other content about brands, products or services. Through its technology platform, Bazaarvoice’s clients leverage online word of mouth to increase sales, acquire new customers, improve marketing effectiveness, enhance consumer engagement across channels, increase success of new product launches, improve existing products and services, effectively scale customer support and decrease product returns. Headquartered in Austin, Texas, Bazaarvoice has offices in London, Munich, New York, Paris, San Francisco, Stockholm and Sydney. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog and follow on Twitter at www.twitter.com/bazaarvoice.

Number of Active Enterprise Clients

We define an active enterprise client as an organization that has implemented either the Bazaarvoice Conversations platform or the PowerReviews enterprise platform and from which we are currently recognizing revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our enterprise client base is a leading indicator of our ability to grow revenue.

Number of Active Network Clients

We define an active network client as an organization that has implemented one or more of our solutions but has not implemented either the Conversations or PowerReviews enterprise platforms. Such solutions may include our Connections solutions, media solutions or Express platform. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our enterprise client base is an indicator of the reach of our network.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), income tax expense, other (income) expense, net and integration and other costs related to acquisitions. Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based expense along with the associated income tax effect and integration and other costs related to acquisitions. Non-GAAP basic and diluted loss per share for the first fiscal quarter of 2012 ended July 31, 2011 has been calculated assuming the conversion of all outstanding shares of our preferred stock into 27,897,031 shares of our common stock as of the first day of the beginning of the period. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as and in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,”

“expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about, management’s estimates regarding future revenue and financial performance and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions, including our acquisition of PowerReviews, Inc. as announced in our release on Form 8-K on June 12, 2012; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2012 and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

650-692-6107

emily@bradypr.com

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Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	July 31,	April 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$68,145	$74,367
Restricted cash	604	500
Short-term investments	74,660	50,834
Accounts receivable, net	18,409	17,977
Prepaid expenses and other current assets	3,624	3,873

Total current assets	165,442	147,551
Property, equipment, and capitalized software development cost, net	11,339	8,868
Goodwill	112,700	—
Acquired Intangibles, net	40,481	—
Other non-current assets	393	448

Total assets	$330,355	$156,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,754	$2,523
Accrued expenses and other current liabilities	12,704	12,725
Deferred revenue	46,450	42,152

Total current liabilities	63,908	57,400
Deferred revenue less current portion	2,684	3,434
Deferred tax liability, long-term	1,357	31
Other liabilities, long-term	2,605	2,404

Total liabilities	70,554	63,269
Commitments and contingencies
Stockholders’ equity:
Common stock – $0.0001 par value; 150,000,000 shares authorized, 69,029,568 shares issued and 68,779,568 shares outstanding as of July 31, 2012; 150,000,000 shares authorized, 58,779,937 shares issued and 58,529,937 shares outstanding at April 30, 2012	7	6
Treasury stock, at cost – 250,000 shares at July 31, 2012 and April 30, 2012	—	—
Additional paid-in capital	343,602	158,769
Accumulated other comprehensive income (loss)	(112)	(20)
Accumulated deficit	(83,696)	(65,157)

Total stockholders’ equity	259,801	93,598

Total liabilities and stockholders’ equity	$330,355	$156,867

Bazaarvoice, Inc.

Condensed Consolidated Statement of Operations

(unaudited)

(in thousands, except net loss per share data)

	Three Months Ended July 31,
	2012	2011
Revenue	$35,662	$22,088
Cost of revenue	12,633	7,797

Gross profit	23,029	14,291

Operating expenses:
Sales and marketing	15,322	11,192
Research and development	7,494	3,343
General and administrative	16,196	5,099
Acquisition related	1,384	—
Amortization of acquired intangible assets	480	—

Total operating expenses	40,876	19,634

Operating loss	(17,847)	(5,343)

Other income (expense), net
Interest income	49	7
Other expense	(453)	(91)

Total other expense, net	(404)	(84)

Loss before income taxes	(18,251)	(5,427)
Income tax expense	288	109

Net loss	$(18,539)	$(5,536)
Less accretion of redeemable convertible preferred stock	—	(13)

Net loss applicable to common stockholders	$(18,539)	$(5,549)

Net loss per share applicable to common stockholders:
Basic and diluted	$(0.30)	$(0.29)

Basic and diluted weighted average number of shares outstanding	62,451	18,817

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended July 31,
	2012	2011
OPERATING ACTIVITIES
Net loss	$(18,539)	$(5,536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,713	665
Stock-based compensation expense	12,338	1,558
Bad debt expense	153	192
Excess tax benefit related to stock options	(82)	—
Changes in operating assets and liabilities:
Accounts receivable	1,129	(1,249)
Prepaid expenses and other current assets	442	605
Other non-current assets	57	—
Accounts payable	2,086	1,471
Accrued expenses and other current liabilities	(1,044)	1,334
Deferred revenue	(276)	1,475
Other liabilities, long-term	201	—

Net cash (used in) provided by operating activities	(1,822)	515
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(30,313)	—
Purchases of property and equipment	(3,196)	(687)
Purchases of short term investments	(24,126)	—
Maturity of short term investments	277	—
Increase of restricted cash	—	(250)

Net cash used in investing activities	(57,358)	(937)
FINANCING ACTIVITIES
Proceeds from follow-on offering, net of costs	52,184	—
Proceeds from exercise of stock options	780	1,569
Excess tax benefit related to stock options	82	—

Net cash provided by financing activities	53,046	1,569
Effect of exchange rate fluctuations on cash and cash equivalents	(88)	(16)

Net change in cash and cash equivalents	(6,222)	1,131
Cash and cash equivalents at beginning of quarter	74,367	15,050

Cash and cash equivalents at end of quarter	$68,145	$16,181

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$236	$1
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	$—	$13
Accrued stock offering costs	246	670
Issuance of stock for acquisition	119,696	—

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except net loss per share data)

	Three Months Ended July 31,
	2012	2011
Non-GAAP net loss and loss per share:
GAAP net loss	$(18,539)	$(5,536)
Stock-based expense (1)	12,338	1,558
Amortization of acquired intangible assets	719	—
Acquisition related	1,384	—
Income tax adjustment for non-GAAP	24	—

Non-GAAP net loss	$(4,074)	$(3,978)

GAAP basic and diluted shares	62,451	18,817
Assumed preferred stock conversion	—	27,897

Non-GAAP basic and diluted shares	62,451	46,714

Non-GAAP basic and diluted net loss per share	(0.07)	(0.09)

Adjusted EBITDA:
GAAP net loss	$(18,539)	$(5,536)
Stock-based expense (1)	12,338	1,558
Adjusted depreciation and amortization (2)	1,338	471
Acquisition related	1,384	—
Income tax expense	288	109
Total other expense, net	404	84

Adjusted EBITDA	$(2,787)	$(3,314)

(1) Stock-based expense includes the following:
Cost of revenue	$294	$323
Sales and marketing	1,825	402
Research and development	642	204
General and administrative	9,577	629

Stock-based expense	$12,338	$1,558

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$437	$207
Sales and marketing	133	129
Research and development	144	68
General and administrative	144	67
Amortization of acquired intangible assets	480	—

Adjusted depreciation and amortization	$1,338	$471

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(unaudited)

(in thousands, except active enterprise clients and full-time employee data)

	Three Months Ended,
	July 31, 2012	April 30, 2012	January 31, 2012	October 31, 2011	July 31, 2011	April 30, 2011	Jan. 31 2011	Oct. 31 2010
Revenue	$35,662	$31,431	$27,602	$25,015	$22,088	$19,281	$17,306	$14,943
Cost of revenue	12,633	10,325	9,514	8,805	7,797	7,293	6,676	6,414

Gross profit	23,029	21,106	18,088	16,210	14,291	11,988	10,630	8,529
Operating expenses:
Sales and marketing	15,322	14,257	12,152	12,125	11,192	10,116	8,592	8,063
Research and development	7,494	6,811	6,059	4,576	3,343	2,999	2,801	2,641
General and administrative	16,196	6,047	5,934	4,815	5,099	3,598	3,281	3,333
Acquisition related	1,384	—	—	—	—	—	—	—
Amortization of acquired intangible assets	480	—	—	—	—	—	—	—

Total operating expenses	40,876	27,115	24,145	21,516	19,634	16,713	14,674	14,037

Operating loss	(17,847)	(6,009)	(6,057)	(5,306)	(5,343)	(4,725)	(4,044)	(5,508)

Other income (expense):
Interest income	49	—	4	6	7	5	3	6
Interest expense	—	—	—	—	—	—	—	—
Other income (expense)	(453)	(15)	(341)	(373)	(91)	200	(53)	102

Total other income (expense), net	(404)	(15)	(337)	(367)	(84)	205	(50)	108

Net loss before income taxes	(18,251)	(6,024)	(6,394)	(5,673)	(5,427)	(4,520)	(4,094)	(5,400)
Income tax expense	288	343	181	178	109	139	149	137

Net loss	$(18,539)	$(6,367)	$(6,575)	$(5,851)	$(5,536)	$(4,659)	$(4,243)	$(5,537)

Stock-based compensation expense (1)	12,338	1,952	2,503	1,697	1,558	1,279	1,253	1,084
Depreciation and amortization (2)	1,338	552	569	512	471	449	446	424
Acquisition related	1,384	—	—	—	—	—	—	—
Income tax expense	288	343	181	178	109	139	149	137
Total other income, net	404	15	337	367	84	(205)	50	(108)

Adjusted EBITDA	$(2,787)	$(3,505)	$(2,985)	$(3,097)	$(3,314)	$(2,997)	$(2,345)	$(4,000)

Number of active enterprise clients (at period end) (3)	1,076	790	737	701	640	571	518	480
Full-time employees (at period end):	771	640	608	566	520	494	467	441

(1) Stock-based expense includes the following:
Cost of revenue	$294	$234	$319	$344	$323	$235	$247	$244
Sales and marketing	1,825	636	419	412	402	307	325	236
Research and development	642	406	356	360	204	176	188	184
General and administrative	9,577	676	1,409	581	629	561	493	420

Stock-based expense	$12,338	$1,952	$2,503	$1,697	$1,558	$1,279	$1,253	$1,084

(2) Depreciation and amortization includes the following:
Cost of revenue	437	$194	$210	$214	$207	$194	$176	$157
Sales and marketing	133	117	120	124	129	113	110	105
Research and development	144	136	134	93	68	50	51	50
General and administrative	144	105	105	81	67	92	109	112
Amortization of acquired intangible assets	480	—	—	—	—	—	—	—

Adjusted depreciation and amortization	1,338	$552	$569	$512	$471	$449	$446	$424

(3)	In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this nomenclature change resulting from our acquisition of PowerReviews, comparisons of active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.